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                            CONFIDENTIAL TREATMENT                  EXHIBIT 10.5

                       SECOND AMENDMENT TO IRU AGREEMENT

           This Amendment to IRU Agreement ("Amendment") is made and entered into as of the _____ day of May, 1998, by and between Qwest Communications Corporation ("Qwest") and GTE Intelligent Network Services Incorporated ("GTE").


                                   RECITALS

       A. Qwest and GTE previously entered into an IRU Agreement dated as of May 2, 1997 (the "Agreement").

       B. Qwest and GTE wish to amend the Agreement to add additional Dark Fibers and make certain modifications to the Agreement.

                                   AGREEMENT

       In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Qwest and GTE agree as follows:

       1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Agreement.

       2. In accordance with Section 1.1(a) and subject to the provisions of the Agreement, Qwest hereby grants GTE an IRU in six (6) Dark Fibers between the Qwest POP in Oakland, California located at 250 5th Street and the Qwest manhole at the east end of the Bay Bridge, a distance of approximately 4.5 miles (the "Additional Dark Fibers"). The Additional Dark Fibers shall be included within the System Route for purposes of the Agreement.

       3. GTE hereby agrees to pay Qwest an amount equal to [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] per route mile for the Additional Dark Fibers, being a total of [*Material Omitted and Separately Filed Under an Application for Confidential Treatment], payable [*Material Omitted and Separately Filed Under an Application for Confidential Treatment].

       4. In addition to the Additional Dark Fibers, Qwest agrees to provide GTE with six (6) Dark Fibers on a temporary lease basis between the manhole on the San Francisco end of the Bay Bridge and the Qwest POP located at 60 Federal Street (the "Lease Fibers"). The Lease Fibers will be provided to GTE [*Material Omitted and Separately Filed Under an Application for Confidential Treatment] for a term ending December 31, 1998.

       5. Except as modified in this Agreement, all other provisions of the Agreement shall be applicable to the Additional Dark Fibers.

                            CONFIDENTIAL TREATMENT

       Qwest and GTE have executed this Amendment effective as of the day first written above.

QWEST COMMUNICATIONS                         GTE INTELLIGENT NETWORK SERVICES
CORPORATION                                  INCORPORATED

By /s/ August B. Turturro                    By /s/ Majid Mir
   ----------------------                       -------------
Name: August B. Turturro                     Name: Majid Mir
Title: Sr. Vice Pres.                        Title: AVP, GTE-GNI-CNE
Date:  November 19, 1998                     Date: November 17, 1998



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